Exhibit 3.5

ARTICLES OF INCORPORATION

ARTICLE I – EXECUTION: The undersigned hereby execute and acknowledge these Articles of Incorporation, in order to organize and incorporate a business for profit, under the Corporate name of (*1) and having its initial business address at (*2).

ARTICLE II – PURPOSE AND OBJECT: The Corporation is formed, pursuant to (*3) and for the purpose or object of (*4). The Corporation may engage in the aforementioned business or specific profession and in any other transaction or business, permitted under the laws of the United States and of this State.

ARTICLE III – DURATION: The duration of this Corporation shall be perpetual. Corporate existence shall commence (*5), provided that all of the requirements of the law are met.

ARTICLE IV – REGISTERED OFFICE – AGENT: The name of the Registered Agent is (*6) and the street address of the Registered Office is (*7).

ARTICLE V – NUMBER OF DIRECTORS: The number of Directors is (*8), which constitutes the initial Board of Directors. The number of the Board of Directors, if any, shall be determined, from time to time, by the By-Laws.

ARTICLE VI – SHARES: The number of authorized shares is (*9), which shares shall be valued at (*10) and the class or classes of shares authorized (*11).

ARTICLE VII – INCORPORATORS AND DIRECTORS: The name(s) and address(es) of the Incorporator(s) (*12) and the Member(s) and address(es) of the initial Board of Directors (*13).

ARTICLE VIII – BROADEST POWERS; INCORPORATION BY REFERENCE: The Corporation shall have the broadest powers to do any and all things necessary, suitable, convenient, or proper for the accomplishment of any of the Purposes or the attainment of any of the Objects enumerated, or which, at any time, appear conducive or expedient for the protection or benefit of the Corporation, either as holder of, or as to its interest in, any property or otherwise, with all the powers now or hereafter conferred, by the laws of this State, upon Corporations incorporated hereunder.

ARTICLE IX – INDEMNIFICATION: The Corporation shall Indemnify and hold harmless, any Party to a threatened, pending or completed action, suit, or proceeding, arising out of contract (as distinguished from tort), other than an action by, or in the right of, the Corporation, because he/she is or was a Director or Executive Officer thereof, against expenses (including attorneys’ fees), judgments and amounts paid in settlement, actually and reasonably incurred in connection therewith, including appeals thereof, if he/she acted in good faith and in a manner, he/she reasonably believed to be in, or not opposed to, the best interests of the Corporation.

ARTICLE X – GENERAL: (a) A preemptive right to acquire unissued or treasury shares of the Corporation or securities of the Corporation which are convertible into, or carry a right to subscribe to or acquire shares, shall (*14) be permitted. (b) Cumulative voting shall (*15) be permitted.

ARTICLE XI – ACCEPTANCE BY REGISTERED AGENT: The Registered Agent agrees: (a) to act as Registered Agent, and as such, to accept Service of Process; (b) to keep the Registered Office open during the hours prescribed by Law; and (c) to post such Agent’s name (and the name of any other Officers of the Corporation, authorized by Law to accept Service of Process), at the address stated in this State, in some conspicuous place in the Registered Office, as required by Law.

ARTICLE XII – SPECIAL PROVISIONS: Special Provisions are stated at (*16).

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ARTICLE IX – INDEX

(*1)	Implant Innovations International, Inc.	(Present Name)

(*2)	Implant Innovations International, Inc.	(Name as Incorporated)

(*3)	June 3, 1987	(Date of Original Filing)

(*4)	May 2, 1988	(Approval Date: Director(s))

(*5)	May 2, 1988	(Approval Date: Shareholder(s))

(*6)	Implant Innovations, Inc.	(Name to be used hereafter)

(*7)	2611 Old Okeechobee Road West Palm Beach, Florida 33409	(Address)

(*8)	Florida General Corporation Act	(Applicable Statute of Incorporation) (I)

(*9)	To engage in and Conduct the General Business of Merchandising Dental Instruments.	(Specific Business or Licensed Professional) (I)

(*10)	Upon filing	(Effective Date) (II)

(*11)	Richard J. Lazzara	(Name: Registered Agent) (III)

(*12)	2611 Old Okeechobee Road West Palm Beach, Florida 33409	(Address: Registered Office) (III)

(*13)	750	(# of Authorized Shares) (V)

(*14)	$10.00	($ Par Value or no Par Value) (V)

(*15)	Common	(Class of Stock)(V)

IN WITNESS WHEREOF, the Undersigned President and Secretary of this Corporation have executed this Amendment of the Articles of Incorporation this 10th day of June, 1988.

(CORPORATE SEAL)	By:	/s/ Richard J. Lazzara
President (or Vice-President) Richard J. Lazzara

Attest:	/s/ Keith Beaty
Secretary (or Assistant Secretary)
Keith Beaty

(*16)	/s/ Richard J. Lazzara
Acceptance by Registered Agent (VIII)

STATE OF FLORIDA

COUNTY OF

The foregoing instrument was acknowledged before me this 10th day of June, 1988, by Richard J. Lazzara, President, of Implant Innovations International, Inc., a Florida corporation, on behalf of the corporation.

/s/ S. Feldman
Notary Public
State of Florida at Large

ARTICLE XIII–INDEX

(*1)	Implant Innovations International, Inc.	:	Name	I

(*2)	2611 Old Okeechobee Road West Palm Beach, Florida 33409	:	Address	I

(*3)	The Florida General Corporation Act	:	Applicable Statute of Incorporation	II

(*4)	engaging in and conducting the General Business of operating a Merchandising Dental Instruments and Allied Services and Products	:	Specific Business or Licensed-Certified Professional	II

(*5)	upon the subscription and acknowledgement of these Articles of Incorporation, otherwise upon filing	:	Commencement of Corporate Existence	III

(*6)	Richard Lazzara	:	Name of Registered Agent	IV

(*7)	2611 Old Okeechobee Road West Palm Beach, Florida 33409	:	Address of Registered Office	IV

(*8)	1	:	Number of Initial Directors	V

(*9)	750	:	Number of Authorized Shares	VI

(*10)	$10.00	:	$ Par Value or no Par Value	VI

(*11)	Common	:	Class of Shares	VI

(*12)	Richard Lazzara 2611 Old Okeechobee Road West Palm Beach, Florida 33409	:	Name and address of each Incorporator	VII

(*13)	Richard Lazzara 2611 Old Okeechobee Road West Palm Beach, Florida 33409	:	Name and address of each Member of the Initial Board of Directors	VII

(*14)	—	:	Preemptive Rights	X

(*15)	—	:	Cumulative Voting	X

(*16)	—	:	Special Provisions	XII

(*6)	/s/ Richard J. Lazzara	/s/ Richard J. Lazzara
	Acceptance by Registered Agent XI	INCORPORATOR

STATE OF FLORIDA		)	INCORPORATOR
COUNTY OF	PALM BEACH	)
INCORPORATOR

The foregoing instrument was acknowledged before me on March 27, 1987 by Richard Lazzara

/s/ T. Graf Buckenmayer J.R.	Notary Public

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AMENDMENT OF ARTICLES OF INCORPORATION

The undersigned officers hereby execute and one acknowledge(s) this Amendment of the Articles of Incorporation of (*1), the present name, as originally incorporated under the corporate name (*2), as filed on (*3), as approved by Director(s) on (*4), and       shareholder(s) on (*5); and the name to be used hereafter shall be (*6) with the corporate address being (*7), as stated in ARTICLE IX.

ARTICLE I – PURPOSE(S) AND OBJECT(S): The Corporation is amended pursuant to the specific Law (*8) and for the     purpose(s) or object(s) of (*9) stated in ARTICLE IX. The Corporation may engage in the aforementioned business or specific profession and in any other transaction or business permitted under the laws of the United States and of this State.

ARTICLE II – DURATION: The duration of this Corporation shall be perpetual. This Amendment of the Articles of Incorporation shall become effective as stated (*10) in ARTICLE IX and the current Articles of Incorporation, as may have been previously amended, not restated, are repealed.

ARTICLE III – REGISTERED OFFICE – AGENT: The name of the Registered Agent (*11) and the street address of the Registered Office (*12) is stated in ARTICLE IX. If “no change” indicated (*16), information is restated, not amended.

ARTICLE IV – NUMBER OF DIRECTORS: The number of the Board of Directors, if any shall be determined, from time to time, by the By-Laws.

ARTICLE V – SHARES: The capitalization of the Corporation is not amended but is merely restated. The number of authorized shares (*13) whether such shares shall be Par Value (*14) and the class of shares which are authorized (*15) are stated in ARTICLE IX.

ARTICLE VI – BROADEST POWERS: INCORPORATION BY REFERENCE: The Corporation shall have the power to do any and all things necessary, suitable, convenient, or proper for the accomplishment of any of the Purposes or the attainment of any of the Objects enumerated, or which at any time appear conclusive or expedient for the protection or benefit of the Corporation, either as holders of, or as interested in, any property or otherwise, with all the powers now or hereafter conferred by the laws of this State upon Corporations incorporated hereunder.

ARTICLE VII – INDEMNIFICATION: Corporation shall Indemnify and Hold Harmless any party to a threatened, pending or completed action, suit, or proceeding, which arises out of contract (as distinguished from tort) and which affects the period during his Tenure or Employment as a Director or Officer, other than an action by, or in the right of, Corporation, against expenses (including attorneys’ fees), judgments and amounts paid in settlement actually and reasonably incurred in connection therewith, including appeal thereof, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of Corporation.

ARTICLE VIII – ACCEPTANCE BY REGISTERED AGENT: The Party named (Individual or Corporation) (*16) agrees to act as Registered Agent, and as such, to accept Service of Process, to keep the Registered Office open during the hours prescribed by Law and to post such Agent’s name (and the name of any other Officers of the Corporation authorized by Law to accept Service of Process at the stated Florida address) in some conspicuous place in the Registered Office as required by Law. If “no change” indicated (*16), information is restated.

AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

IMPLANT INNOVATIONS, INC.

Pursuant to Section 607.1007, Florida Statutes, Implant Innovations, Inc., a Florida corporation (the “Corporation”), certifies that:

1. The original Articles of Incorporation of the Corporation were filed on June 3, 1987, and an amendment to the Articles of Incorporation of the Corporation was filed on June 30, 1988.

2. The Amended and Restated Articles of Incorporation of the Corporation were adopted by the Corporation’s Board of Directors, and by the shareholders of the Corporation pursuant to Section 607.1007, Florida Statutes, by the number of votes sufficient for approval on April 14, 1995.

3. The Amended and Restated Articles of Incorporation of the Corporation shall be effective as of the date of filing with the Department of State.

4. The Articles of Incorporation of the Corporation, as amended, are repealed and replaced with the following:

AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

IMPLANT INNOVATIONS, INC.

1. The name of the corporation is Implant Innovations, Inc. (the “Corporation”).

2. The mailing and street address of the principal office of the Corporation is 3071 Continental Drive, Suite 103, West Palm Beach, Florida 33407.

3. The Corporation shall have the authority to issue 750 shares of common stock, par value $10.00 per share.

4. The name and street address of the registered agent of the Corporation is Keith D. Beaty, 3071 Continental Drive, Suite 103, West Palm Peach, Florida 33407.

The undersigned executed, subscribed and acknowledged these Amended and Restated Articles of Incorporation on April 14, 1995.

/s/ Keith D. Beaty
Keith D. Beaty, President

ARTICLES OF MERGER

OF

LATHAM MANUFACTURING COMPANY, INC.

(a Florida corporation)

AND

IMPLANT INNOVATIONS, INC.

(a Florida corporation)

Pursuant to the provisions of Section 607.1105, Florida Statutes, these Articles of Merger provide that:

1 Latham Manufacturing Company, Inc., a Florida corporation (“Latham”), shall be merged with and into Implant Innovations, Inc., a Florida corporation (“Implant”), which shall be the surviving corporation.

2 The merger shall become effective as of the date on which these Articles of Merger are filed by the Florida Secretary of State.

3 The Agreement and Plan of Merger dated as on April 14, 1995, pursuant to which Latham shall be merged with and into Implant, was unanimously adopted by the shareholders of Latham by resolutions adopted on April 14, 1995, and by the shareholders of Implant by resolutions adopted on April 14, 1995. The Agreement and Plan of Merger is attached to these Articles of Merger as Attachment A.

IN WITNESS WHEREOF, these Articles of Merger have been executed on behalf of Latham and Implant by their authorized officers as of April 14, 1995.

LATHAM MANUFACTURING COMPANY, INC.

By:	/s/ Keith D. Beaty
Keith D. Beaty, President

By:	/s/ Linda L. Beaty
Linda L. Beaty, Secretary

[Signatures Continued On Next Page]

IMPLANT INNOVATIONS. INC.

By:	/s/ Keith D. Beaty
Keith D. Beaty, President

By:	/s/ Edward G. Sabin
Edward G. Sabin, Secretary

ACKNOWLEDGEMENT

STATE OF FLORIDA

COUNTY OF PALM BEACH

The foregoing instrument was acknowledged before me this 14th day of April, 1995 by Keith D. Beaty, as President of Latham Manufacturing Company, Inc., a Florida corporation, on behalf of the corporation. He is personally known to me or produced a driver’s license as identification and did/did not take an oath.

NOTARY PUBLIC

Sign	Thomas G. O’Brien III

Print

State of Florida At Large (Seal) My Commission Expires:

SEAL

ACKNOWLEDGEMENT

STATE OF FLORIDA

COUNTY OF PALM BEACH

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The foregoing instrument was acknowledged before me this 14th day of April, 1995 by Keith D. Beaty, as President of Implant Innovations, Inc., a Florida corporation, on behalf of the corporation. He is personally known to me or produced a driver’s license as identification and did/did not take an oath.

NOTARY PUBLIC

Sign	Thomas G. O’Brien III

Print

State of Florida At Large (Seal) My Commission Expires:

SEAL

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Attachment A

AGREEMENT AND PLAN OF MERGER

Agreement and Plan of Merger (“Plan of Merger”) effective as of April 14, 1995 between Implant Innovations, lnc., a Florida corporation (“Implant”), and Latham Manufacturing Company, Inc., a Florida corporation (“Latham”).

Recitals

A. Implant and Latham are each a wholly-owned subsidiary of Implant Innovations International Corporation, a Delaware corporation (“International”).

B. International desires to merge Latham with and into Implant on the terms and conditions set forth below.

Agreement

1. The Merger. At the Effective Time of the Merger (as defined in Section 2 below), in accordance with the Florida Business Corporation Act (the “FBCA”) and the terms of this Plan of Merger, Latham will be merged with and into Implant (the “Merger”), the separate corporate existence of Latham shall cease, and Implant shall continue its corporate existence under the laws of Florida under its present name (the “Surviving Corporation”). (Latham and Implant are collectively referred to as the “Constituent Corporations.”)

2. Effective Time of the Merger. The Merger shall not become effective until (subject to the terms and conditions of this Plan of Merger) 5:00 o’clock p.m. Eastern time on the day on which this Plan of Merger is filed with the Florida Department of State and when the following actions shall have in all respects been completed:

a. This Plan of Merger has been approved by the directors and stockholder of each of the Constituent Corporations in accordance with the requirements of the FBCA; and

b. Articles of Merger have been executed and verified and filed in the office of the Secretary of State of Florida (the “Effective Time of the Merger”).

3. Articles of Incorporation and By-Laws. The Articles of Incorporation and Bylaws of Implant in effect immediately prior to the Effective Time of the Merger shall be the Articles of Incorporation and Bylaws of the Surviving Corporation from the Effective Time of the Merger until further amended in accordance with the laws of the State of Florida.

4. Manner and Basis of Converting Securities. At the Effective Time of the Merger, by virtue of the Merger and without any action on the part of the parties or otherwise:

(a) all shares of common stock, par value $1 per share, of Latham (“Latham Shares”) that are outstanding immediately prior to the Effective Time of the Merger shall, by virtue of the Merger, be canceled without payment of any consideration and without any conversion;

(b) the holder of Latham Shares shall cease to have any rights with respect to the Latham Shares; and

(c) each share of common Stock, $10 par value per share, of Implant issued and outstanding before the Effective Time of the Merger shall remain issued and outstanding and shall not be affected by the Merger.

5. Representations and Warranties of Implant. Implant represents and warrants to Latham as follows:

(a) Corporate Status. Implant is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida and is qualified to do business in all states in which the nature of its business or the character or ownership of its properties makes qualification necessary.

(b) Capitalization. The authorized capital stock of Implant consists of 750 shares of common stock, par value $10 per share, of which 100 shares are issued and outstanding, all fully paid and nonassessable.

(c) Corporate Authority. Implant has full corporate power and authority to enter into this Plan of Merger and to carry out its obligations under this Plan of Merger and will deliver to Latham at or prior to the Effective Time a certified copy of resolutions of its board of directors authorizing execution of this Plan of Merger by its officers and its performance under this Plan of Merger.

(d) Due Authorization. Execution of this Plan of Merger and performance by Implant under this Plan of Merger has been duly authorized by all requisite corporate action on the part of Implant, and this Plan of Merger constitutes a valid and binding obligation of Implant and performance under this Plan of Merger will not violate any provision of Implant’s Articles of Incorporation or Bylaws.

6. Representations and Warranties of Latham. Latham represents and warrants to Implant as follows:

(a) Corporate Status. Latham is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida and is qualified to do business in all states in which the nature of its business or the character or ownership of its properties makes qualification necessary.

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(b) Capitalization. The authorized capital stock of Latham consists of 1,000 shares of common stock, par value $1 per share, of which 200 shares ere issued and outstanding, all fully paid and nonassessable.

(c) Corporate Authority. Latham has full corporate power and authority to enter into this Plan of Merger and to carry out its obligations under this Plan of Merger and will deliver to Implant at or prior to the Effective Time a certified copy of resolutions of its board of directors authorizing execution of this Plan of Merger by its officers and its performance under this Plan of Merger.

(d) Due Authorization. Execution of this Plan of Merger and performance by Latham under this Plan of Merger has been duly authorized by all requisite corporate action on the part of Latham, and this Plan of Merger constitutes a valid and binding obligation of Latham and performance under this Plan of Merger will not violate any provision of Latham’s Articles of Incorporation or Bylaws.

7. Effect of the Merger. The Surviving Corporation shall possess and retain every interest in all assets and property of every description, wherever located, of each of the Constituent Corporations. The rights, privileges, immunities, powers, franchises and authority, of a public as well as private nature, of each of the Constituent Corporations shall be vested in the Surviving Corporation without further act or deed. The title to and all interests in all real estate vested in either of the Constituent Corporations shall be vested in the Surviving Corporation without further act or deed. The title to and all interests in real estate vested in either of the Constituent Corporations shall not revert or in any way be impaired by reason of the Merger. All obligations belonging to or due each of the Constituent Corporations shall be vested in the Surviving Corporation without further act or deed. The Surviving Corporation shall be liable for all of the obligations of each of the Constituent Corporations existing as of the Effective Time of the Merger.

IN WITNESS WHEREOF, each of the parties has caused this Plan of Merger to be executed as of the date first written above.

IMPLANT INNOVATIONS, INC.

By	/s/ Keith D. Beaty
Keith D. Beaty, President

SIGNATURES CONTINUED ON NEXT PAGE

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LATHAM MANUFACTURING COMPANY, INC.

By	/s/ Keith D. Beaty
Keith D. Beaty, President

4

ARTICLES OF AMENDMENT

Article I. Name

The name of this Florida corporation is Implant Innovations, Inc.

Article II. Amendment

The Articles of Incorporation of the Corporation are amended so that the name of the Corporation is changed from Implant Innovations, Inc. to Biomet 3i, Inc.

Article III. Date Amendment Adopted

The amendment set forth in these Articles of Amendment was adopted on the date shown below.

Article IV. Shareholder Approval of Amendment

The amendment set forth in these Articles of Amendment was approved unanimously by the shareholder of the Corporation by a vote sufficient for approval of the amendment.

The undersigned executed this document on the date shown below.

IMPLANT INNOVATIONS, INC.

By:	/s/ STEVE SCHIESS

Name:	STEVE SCHIESS

Title:	PRESIDENT

Date:	2/28/07

Certificate of Conversion

For

“Other Business Entity”

Into

Florida Limited Liability Company

This Certificate of Conversion and attached Articles of Organization are submitted to convert the following “Other Business Entity” into a Florida Limited Liability Company in accordance with s.608.439, Florida Statutes.

1. The name of the “Other Business Entity” immediately prior to the filing of this Certificate of Conversion is:

Biomet 3i, Inc.

(Enter Name of Other Business Entity)

2. The “Other Business Entity” is a Corporation.

(Enter entity type. Example: corporation, limited partnership, sole proprietorship, general partnership, common law or business trust, etc.)

first organized, formed or incorporated under the laws of Florida

(Enter state, or if a non-U.S. entity, the name of the country)

on May 27,1987.

(Enter date “Other Business Entity” was first organized, formed or incorporated)

3. If the jurisdiction of the “Other Business Entity” was changed, the state or country under the laws of which it is now organized, formed or incorporated:

.

4. The name of the Florida Limited Liability Company as set forth in the attached

Articles of Organization:

Biomet 3i, LLC.

(Enter Name of Florida Limited Liability Company)

5. If not effective on the date of filing, enter the effective date:                         .

(The effective date: 1) cannot be prior to nor more than 90 days after the date this document is filed by the Florida Department of State; AND 2) must be the same as the effective date listed in the attached Articles of Organization, if an effective date is listed therein.)

Signed this 27 th day of February 2008.

Signature of Authorized Person:	/s/ Bradley J. Tandy

Printed Name: Bradley J. Tandy    Title: Secretary

Fees:

Certificate of Conversion:	$25.00
Fees for Florida Articles of Organization:	$125.00
Certified Copy:	$30.00	(Optional)
Certificate of Status:	$5.00	(Optional)

ARTICLES OF ORGANIZATION FOR FLORIDA LIMITED LIABILITY COMPANY

ARTICLE I - Name:

The name of the Limited Liability Company is:

Biomet 3i, LLC

(Must end with the words “Limited Liability Company, “Limited Company” or their abbreviation “L.L.C.” or “L.C.,”)

ARTICLE II - Address:

The mailing address and street address of the principal office of the Limited Liability Company is:

Principal Office Address:	Mailing Address:
4555 Riverside Drive	4555 Riverside Drive
Palm Beach Gardens, FL 33410	Palm Beach Gardens, FL 33410

ARTICLE III - Registered Agent, Registered Office, & Registered Agent’s Signature:

(The Limited Liability Company cannot serve as its own Registered Agent. You must designate an individual or another business entity with an active Florida registration.)

The name and the Florida street address of the registered agent are:

Edward G. Sabin

Name

4555 Riverside Drive

Florida street address (P.O. Box NOT acceptable)

Palm Beach Gardens, FL 33410

City, State, and Zip

Having been named as registered agent and to accept service of process for the above stated limited liability company at the place designated in this certificate, I hereby accept the appointment as registered agent and agree to act in this capacity. I further agree to comply with the provisions of all statutes relating to the proper and complete performance of my duties, and I am familiar with and accept the obligations of my position as registered agent as provided for in Chapter 608, F.S.

/s/ Edward G. Sabin
Registered Agent’s Signature (REQUIRED)

(CONTINUED)

ARTICLE IV - Manager(s) or Managing Member(s):

The name and address of each Manager or Managing Member is as follows:

Title:	Name and Address:
“MGR” = Manager “MGRM” = Managing Member

MGR	Jeffrey R. Binder
56 E. Bell Drive
Warsaw, IN 46582

MGR	Bradley J. Tandy
56 E. Bell Drive
Warsaw, IN 46582

MGR	J. Pat Richardson
56 E. Bell Drive
Warsaw, IN 46582

MGRM	Biomet, Inc.
56 E. Bell Drive
Warsaw, IN 46582
(Use attachment if necessary)

ARTICLE V: Effective date, if other than the date of filing:                                                                  .

(OPTIONAL)

(If an effective date is listed, the date must be specific and cannot be more than five business days prior to or 90 days after the date of filing.)

REQUIRED SIGNATURE:

/s/ Bradley J. Tandy
Signature of a member or an authorized representative of a member.

(In accordance with section 608.408(3), Florida Statutes, the execution of this document constitutes an affirmation under the penalties of perjury that the facts stated herein are true.)

Biomet, Inc., by Bradley J. Tandy, Sr. VP, General Counsel and Secretary
Typed or printed name of signee

Filing Fees:

$125.00 Filing Fee for Articles of Organization and Designation of Registered Agent
$ 30.00 Certified Copy (Optional)
$ 5.00 Certificate of Status (Optional)